 Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
July 21, 2003	Lisa M. Dillon President ldillon@weststarbank.com 970-328-9710	Peter G. Williston Sr. Executive Vice President/CFO pwilliston@weststarbank.com 970-328-9711

Vail Banks Reports Second Quarter Earnings per Share of $0.20;
Increases Dividend Payment by 17%

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share for the quarter of $0.20 compared to $0.22 in the second quarter of 2002, a 9% decrease.  Diluted net income per share for the quarter represented an 18% increase compared to $0.17 in the first quarter of 2003.  Net income for the second quarter of 2003 was $1.137 million compared to $1.309 million in the second quarter of 2002, a 13% decrease.  Results for the quarter represent a 17% increase from the first quarter 2003 net income of $975,000.

At its meeting on July 21, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable August 15 to shareholders of record on August 1.  This payment represents a 17% increase over the previous quarterly dividend payment of $0.06 per share.

“Our efforts to strengthen the balance sheet and the operating platform of the Company are beginning to pay off in terms of lower non-performing loans and higher profits,” said Chairman E.B. Chester. “While our loan volumes have not increased as a result of the sluggish economy, we are experiencing improved performance in most other areas of the Company.  We are well poised to take advantage of growth opportunities in Denver as part of our expansion plan announced several months ago.  Our Board of Directors is very pleased with the progress of the Company and is delighted to be offering the increased dividend.”

Financial Highlights

  Earnings per share

Diluted net income per share was $0.20 for second quarter
               Compared to $0.22 for second quarter 2002, a 9% decrease
               Compared to $0.17 for first quarter 2003, an 18% increase

   Net Income

Net income was $1,137,000 for second quarter
               Compared to $1,309,000 for second quarter 2002, a 13% decrease
               Compared to $975,000 for first quarter 2003, a 17% increase

  Return on assets

Return on assets was 0.76% for second quarter
              Compared to 0.92% for second quarter 2002
              Compared to 0.69% for first quarter 2003

  Return on equity

Return on equity was 7.08% for second quarter
               Compared to 8.13% for second quarter 2002
               Compared to 5.99% for first quarter 2003

  Net Interest Margin

Net interest margin (fully tax equivalent) was 4.77% for second quarter
               Compared to 5.51% for second quarter 2002
               Compared to 4.89% for first quarter 2003

  Efficiency Ratio

Efficiency ratio was 80% for second quarter
               Compared to 77% for second quarter 2002
               Compared to 82% for first quarter 2003

Credit Risk Management

During the second quarter, the Company reduced non-performing assets by 42%, from $3.9 million at March 31 to $2.3 million at June 30.   Management achieved the majority of this reduction by completing foreclosures and subsequent sales of real estate on several large loans that were on non-accrual, resulting in no further loss to the Company.  The $2.2 million increase from March 31 in loans past due 90 days or more and still accruing is primarily due to a single credit for which the Company is well secured, in the process of foreclosure and on which Management anticipates no loss.

Net charge-offs, on an annualized basis, were 0.44% of average loans for the second quarter, compared to 0.74% in the second quarter 2002 and 0.59% in the first quarter 2003.  This decrease is a result of the aggressive posture Management has taken in handling certain Watch List credits.  At June 30, 2003, the allowance for loan losses was 0.98% of total loans and 182% of non-performing loans.  Overall, non-performing assets comprised 0.71% of loan-related assets at the end of the quarter compared to 1.17% at the end of the first quarter 2003.

“The 42% reduction in non-performing assets was a direct result of Management’s intense focus on reducing problem loans,” said Lisa Dillon, President of Vail Banks, Inc.  “The improvements in our credit administration process have produced solid results and will serve as an excellent platform to manage and control the growth of the Company.  Our allowance for loan losses is adequate.”

Front Range Expansion

In early July 2003, the Company opened its new office in the Tech Center area of Denver.  The Company had previously announced plans to expand WestStar Bank’s presence in the Front Range area of Colorado through the opening of additional offices over a period of years.   Gary Judd, a longtime Denver banker, joined the Company during the quarter, and is assembling a strong group of experienced bankers to assist him in growing WestStar’s presence on the Front Range.  The new office has already booked new business while open less than a month.

Top Line Revenue

Total revenue (net interest income and non-interest income) decreased $604,000, or 7%, over the second quarter of 2002, due primarily to lower interest income on loans.  Revenues increased $116,000, or 1%, from the first quarter 2003, due primarily to higher income from securities.

Net interest income was $5,811,000 for the quarter compared to $6,460,000 in the second quarter 2002, and to $5,657,000 in the first quarter 2003.  Average loans for the quarter decreased $7 million, or 8% annualized, compared to the first quarter of 2003.  Average deposits increased $18 million, or 16% annualized, during the same period.

Non-interest income increased 2%, or $45,000, as compared to the second quarter of 2002, and decreased 1%, or $38,000, as compared to the first quarter 2003.  Mortgage broker fees remained strong at $1.334 million as heavy refinancing activity continued during the low interest rate environment.  This represents an increase of 24%, or $259,000, over the second quarter 2002, and a decrease of 8%, or $116,000, from the first quarter 2003.  Deposit related fees decreased 8%, or $74,000, from the second quarter 2002, and increased 10%, or $72,000, from the first quarter 2003, with the increase due primarily to an increase in insufficient funds charges.  Revenue per diluted share decreased to $1.52 for the quarter versus $1.55 in the second quarter of 2002, a 2% decrease.

Interest Rate Risk Management

The net interest margin, on a fully tax-equivalent basis, was 4.77% for the second quarter compared to 5.51% in the second quarter 2002 and 4.89% in the first quarter 2003.  Earning assets yielded 6.58% for the second quarter, a 79 basis point decrease from the second quarter 2002 yield of 7.37%, and a 9 basis point decrease from the first quarter 2003 yield of 6.67%.  Interest expense as a percentage of earning assets decreased to 1.81% in the second quarter from 1.86% in the second quarter 2002, a decrease of 5 basis points, and increased 3 basis points from 1.78% in the first quarter 2003.

“Loan demand continues to be soft in our region and our loan balances have declined as a result,” stated Dan Godec, President of WestStar Bank.  “However, we continued to grow our deposits during the quarter in anticipation of a more favorable economic environment.  We are well positioned to take advantage of our Front Range opportunities, stronger economic growth, and higher interest rates.”

Control of Non-interest Expenses

During the quarter, non-interest expenses declined 2%, or $129,000, from the first quarter 2003.  This decrease resulted from a reduction in all major expense categories, and particularly resulted from an adjustment in staffing levels in the fourth quarter 2002 and the first quarter 2003.  The effect of these reductions was offset, to some degree, by increases in mortgage related compensation associated with the high refinancing activity as well as expenses associated with the Company’s new branch in the Tech Center area of Denver.

Common Stock Repurchase Program

In October 2002, the Company’s Board of Directors reauthorized the Company’s stock repurchase program that was originally approved in February 2001.   The total amount of repurchases under the program, both previously completed and allowable up to October 2003, aggregate approximately $20 million.  During the second quarter 2003, the Company repurchased 302,790 common shares.

Since inception of the stock repurchase program in March 2001, the Company has repurchased 1,326,580 shares at an average price of $11.77 per share.  Average diluted shares outstanding for the second quarter 2003 were 5,706,629 shares compared to 5,957,842 shares for the second quarter 2002, a 4% decrease.

Franchise

Vail Banks, through its subsidiary WestStar Bank, has 23 banking offices and 19 ATMs in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.  It gathers 66% of its deposits from the ten communities where it has number one or two market share.

Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements,  including the risks and uncertainties discussed in the Company’s  Annual Report on  Form 10-K for the year ended December 31, 2002, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2003	2003	2002	2002	2002

Earnings and Performance

Net income	$1,137	975	1,096	1,688	1,309
Diluted net income per share	0.20	0.17	0.19	0.29	0.22
Return on assets	0.76%	0.69	0.79	1.19	0.92
Return on equity	7.08	5.99	6.55	10.20	8.13
Net interest margin (FTE)	4.77	4.89	5.22	5.49	5.51
Efficiency ratio	80	82	81	73	77

Asset Quality Ratios

Net charge-offs to average loans	0.44%	0.59	0.41	(0.13)	0.74
Allowance for loan losses to loans	0.98	1.02	1.13	1.19	1.15
Allowance for loan losses to non-performing loans	182	109	100	63	108
Non-performing assets to loan-related assets	0.71	1.17	1.20	1.94	1.10
Risk assets to loan-related assets (1)	1.43	1.19	1.20	2.01	1.17

Capital Ratios

Equity to assets at period end	10.59%	11.04	12.05	12.04	11.62
Tangible equity to assets at period end	4.41	4.84	5.41	5.38	5.06
Leverage ratio	8.47	9.59	10.27	9.90	9.46
Tier 1 capital ratio	12.95	13.57	14.15	13.62	12.91
Total capital ratio	14.60	14.99	15.61	15.15	14.48

Other Information at Period End

Book value per share	11.57	11.48	11.64	11.49	11.24
Tangible book value per share	4.81	5.03	5.23	5.13	4.89
Closing market price	13.55	11.90	12.00	11.70	13.49
Shares outstanding	5,441,639	5,706,808	5,734,303	5,783,803	5,798,203
Full time equivalent associates	248	245	254	263	256
Banking offices	22	22	22	22	22
(1)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	June 30,	December 31,	Percent
Assets	2003	2002	Change

Cash and due from banks	$16,806	24,940	(33)%
Federal funds sold	64,660	50,040	29
Investment securities
Available for sale	102,010	57,634	77
Held to maturity	497	684	(27)
Bank stocks	4,338	3,703	17

Loans held for sale	7,146	9,879	(28)

Gross loans	320,505	331,162	(3)
Allowance for loan losses	(3,138)	(3,747)	(16)
Net deferred loan fees	(537)	(159)	238
Premises and equipment, net	38,664	39,005	(1)
Goodwill, net	35,970	35,970	0
Other intangible assets, net	779	816	(5)
Other assets	6,663	4,336	54

	$594,363	554,263	7%

Liabilities and Shareholders’ Equity

Liabilities

Deposits	$457,441	428,698	7%
Federal funds purchased and
other short-term borrowings	12,336	9,490	30
Long-term borrowings	33,365	20,510	63
Trust preferred	24,000	24,000	0
Other liabilities	3,561	4,080	(13)

Total liabilities	530,703	486,778	9

Minority interest	714	713	0

Shareholders’ equity

Common equity	62,577	66,349	(6)
Accumulated other comprehensive income	369	423	(13)

Total shareholders’ equity	62,946	66,772	(6)

	$594,363	554,263	7%

Loan Mix at Period End

Commercial, industrial, and land	$187,820	203,932	(8)%
Real estate--construction	63,136	55,275	14
Real estate--mortgage	62,095	62,188	(0)
Consumer	7,454	9,767	(24)

Total gross loans	$320,505	331,162	(3)%

Deposit Mix at Period End

Interest bearing checking	$83,549	75,174	11%
Savings	29,553	28,296	4
Money market	103,980	106,494	(2)
CDs under $100,000	60,845	56,614	7
CDs $100,000 and over	87,139	64,737	35
Interest bearing deposits	365,066	331,315	10
Non-interest bearing checking	92,375	97,383	(5)
Total deposits	$457,441	428,698	7%

Shares Outstanding at Period End	5,441,639	5,734,303	(5)%

Vail Banks, Inc. Statement of Income (in thousands, except share data)

	Three months ended June 30,			Six Months ended June 30,
	2003	2002	Percent Change	2003	2002	Percent Change
Interest income
Interest on loans	$6,154	6,745	(9)%	12,356	13,985	(12)
Fees on loans	639	816	(22)	1,186	1,464	(19)
Interest on investment securities	1,128	935	21	1,997	1,663	20
Interest on federal funds sold and short-term investments	157	161	(2)	289	243	19
Total interest income	8,078	8,657	(7)	15,828	17,355	(9)
Interest expense
Deposits	1,232	1,322	(7)	2,404	2,659	(10)
Borrowings	424	264	61	733	447	64
Trust preferred	611	611	0	1,223	1,223	0
Total interest expense	2,267	2,197	3	4,360	4,329	1
Net interest income	5,811	6,460	(10)	11,468	13,026	(12)
Provision for loan losses	125	170	(26)	250	382	(35)
Net interest income after provision	5,686	6,290	(10)	11,218	12,644	(11)
Non-interest income	2,845	2,800	2	5,728	5,720	0
Non-interest expense	6,895	7,152	(4)	13,919	14,070	(1)
Income before taxes	1,636	1,938	(16)	3,027	4,294	(30)
Income taxes	499	629	(21)	915	1,465	(38)
Net Income	$1,137	1,309	(13)%	2,112	2,829	(25)

Diluted net income per share	$0.20	0.22	(9)%	0.37	0.48	(23)
Weighted average shares outstanding - diluted	5,706,629	5,957,842	(4)	5,769,878	5,950,804	(3)

Profitability Ratios
Return on assets	0.76%	0.92		0.73	1.01
Return on equity	7.08	8.13		6.54	8.87
Net interest margin (FTE)	4.77	5.51		4.83	5.63
Net chargeoffs	0.44	0.74		0.52	0.42
Efficiency ratio	80	77		81	75

Average Balances
Assets	$597,540	569,828	5%	584,235	567,602	3
Earnings assets	502,526	473,348	6	489,668	469,869	4
Loans	331,727	357,786	(7)	335,051	370,459	(10)
Deposits	460,655	446,930	3	451,806	448,678	1
Shareholders' equity	64,374	64,548	(0)	65,167	64,289	1

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2003	2003	2002	2002	2002

Interest income
Interest on loans	$6,154	6,202	6,461	6,429	6,745
Fees on loans	639	547	728	1,086	816
Interest on investment securities	1,128	869	657	878	935
Interest on federal funds sold
and short-term investments	157	132	145	190	161
Total interest income	8,078	7,750	7,991	8,583	8,657
Interest expense
Deposits	1,232	1,172	1,151	1,260	1,322
Borrowings	424	309	278	279	264
Trust preferred	611	612	612	612	611
Total interest expense	2,267	2,093	2,041	2,151	2,197
Net interest income	5,811	5,657	5,950	6,432	6,460

Provision for loan losses	125	125	0	0	170

Net interest income after provision	5,686	5,532	5,950	6,432	6,290

Non-interest income
Deposit related	824	752	835	880	898
Mortgage broker fees	1,334	1,450	1,527	1,207	1,075
Other	687	681	667	1,188	827
	2,845	2,883	3,029	3,275	2,800
Non-interest expense
Salaries and employee benefits	4,287	4,325	4,420	4,166	4,117
Occupancy	808	820	740	807	815
Furniture and equipment	691	708	709	711	745
Amortization of intangible assets	18	19	18	19	37
Other	1,091	1,152	1,410	1,370	1,438
	6,895	7,024	7,297	7,073	7,152

Income before taxes	1,636	1,391	1,682	2,634	1,938
Income taxes	499	416	586	946	629
Net Income	$1,137	975	1,096	1,688	1,309

Diluted net income per share	$0.20	0.17	0.19	0.29	0.22

Vail Banks, Inc.

Supplemental Information
(in thousands)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2003	2003	2002	2002	2002

Average Balances
Assets	$597,540	570,783	547,994	562,984	569,828
Earning assets	502,526	476,666	455,433	467,965	473,348
Loans	331,727	338,411	340,176	346,167	357,786
Deposits	460,655	442,859	423,090	439,377	446,930
Interest bearing liabilities	439,295	406,379	379,829	396,034	407,339
Shareholders’ equity	64,374	65,969	66,344	65,651	64,548

Average Deposit Mix
Interest bearing checking	86,478	79,400	76,189	80,694	81,465
Savings	30,053	29,846	29,508	31,134	30,357
Money market	109,791	110,554	109,344	116,963	125,862
CDs under $100,000	59,942	58,513	56,389	57,533	59,204
CDs $100,000 and over	84,742	70,585	54,399	55,710	56,286
Interest bearing deposits	371,006	348,898	325,829	342,034	353,174
Non-interest bearing checking	89,649	93,961	97,261	97,343	93,756
Total deposits	460,655	442,859	423,090	439,377	446,930

Net Interest Margin Analysis
Net interest income	$5,811	5,657	5,950	6,432	6,460
Fully taxable equivalent adjustment	167	89	41	44	43
Net interest income (FTE)	5,978	5,746	5,991	6,476	6,503

Yields (FTE)
Loans	8.21%	8.09	8.38	8.61	8.48
Investment securities	4.63	4.64	4.39	5.20	5.35
Other earning assets	1.16	1.19	1.38	1.66	1.68
Total earning assets	6.58	6.67	7.00	7.31	7.37

Cost of funds
Interest bearing deposits	1.33	1.36	1.40	1.46	1.50
Other interest bearing liabilities	6.08	6.50	6.54	6.55	6.48
Total interest bearing liabilities	2.07	2.09	2.13	2.15	2.16
Total interest expense to earning assets	1.81	1.78	1.78	1.82	1.86

Net interest margin (FTE)	4.77	4.89	5.22	5.49	5.51

Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept 30,	June 30,
	2003	2003	2002	2002	2002

Asset Quality
Nonaccrual loans	$1,722	3,089	3,734	6,483	3,701
Restructured loans	0	0	0	0	0
Total non-performing loans	1,722	3,089	3,734	6,483	3,701
Foreclosed properties	542	796	241	214	130
Total non-performing assets	2,264	3,885	3,975	6,697	3,831
90+ days past due and accruing	2,323	83	6	243	219
Total risk assets	$4,587	3,968	3,981	6,940	4,050

Allowance for Loan Losses
Beginning Balance	$3,381	3,747	4,102	3,987	4,477
Provision for loan losses	125	125	0	0	170
Loan charge-offs	416	534	387	415	667
Loan recoveries	48	43	32	530	7
Net charge-offs	368	491	355	(115)	660
Ending Balance	$3,138	3,381	3,747	4,102	3,987

Net Charge-Offs to Average Loans	0.44%	0.59	0.41	(0.13)	0.74

Loans Past Due 30 Days or More and Accruing	2.47	1.59	0.97	1.25	0.88